Exhibit 10.2

Execution Version

AMC ENTERTAINMENT HOLDINGS, INC.
AS PARENT GUARANTOR

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

AS ADMINISTRATIVE AGENT

GUARANTEE AGREEMENT

DATED AS OF April 17, 2026

i

UNSECURED STANDALONE GUARANTEE dated as of April 17, 2026, among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“AMCEH” or “Parent Guarantor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement described below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guarantee Agreement”).

Odeon Finco PLC, a public limited liability company incorporated under the laws of England and Wales (the “Borrower”) and a direct subsidiary of Odeon Cinemas Group Limited (the “Company”), entered into on the date hereof that certain Senior Secured Term Loan Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among, the Borrower, the Company, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and U.S. Bank, as security agent (in such capacity, the “Security Agent”, and together with the Administrative Agent, each an “Agent” and together, the “Agents”).

The Parent Guarantor has entered into this Guarantee Agreement to provide an unsecured guarantee of all obligations and liabilities of the Borrower under the Credit Agreement and the other Loan Documents on the terms set forth in this Guarantee Agreement.

Capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

1.            Guarantee

(a)            AMCEH hereby fully, unconditionally and irrevocably guarantees, on an unsecured basis, as primary obligor and not merely as surety, to each Lender and each Agent, the full and punctual payment when due, whether at maturity, by acceleration, by prepayment or otherwise, of the Loan Document Obligations of the Borrower under the Credit Agreement and the other Loan Documents (all the foregoing being hereinafter collectively called the “AMCEH Guarantor Obligations”). AMCEH agrees (to the extent permitted by law) that the AMCEH Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Guarantee Agreement notwithstanding any extension or renewal of any AMCEH Guarantor Obligation.

(b)            AMCEH further agrees that the AMCEH Guarantor Obligations herein constitute a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Lender or any Agent to any security held for payment thereof.

(c)            The AMCEH Guarantor Obligations hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the AMCEH Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the AMCEH Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of AMCEH herein shall not be discharged or impaired or otherwise affected by and AMCEH does hereby waive all defenses that it might otherwise have with respect to the following: (i) the failure of any Lender or any Agent to assert any claim or demand or to enforce any right or remedy against AMCEH or any other person under the Credit Agreement, the other Loan Documents, or any other agreement or otherwise; (ii) any extension or renewal granted or any increase in the amount of the AMCEH Guarantor Obligations; (iii) any rescission, waiver, amendment or modification of, or acceleration of, any of the terms or provisions of the Credit Agreement, the other Loan Documents, or any other agreement; (iv) the failure of any Lender to exercise any right or remedy against any other Guarantor; (v) any change in the ownership of the Company (other than as contemplated by the Credit Agreement); (vi) any default, failure or delay, wilful or otherwise, in the performance of the AMCEH Guarantor Obligations; (vii) any illegality, lack of validity or lack of enforceability of any of the AMCEH Guarantor Obligations and any Loan Document; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of AMCEH or would otherwise operate as a discharge of AMCEH as a matter of law or equity.

(d)            AMCEH agrees that the AMCEH Guarantor Obligations shall remain in full force and effect until payment in full thereof or until AMCEH is released from its AMCEH Guarantor Obligations in compliance with Section 2 herein. AMCEH further agrees that the AMCEH Guarantor Obligations herein shall continue to be effective or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or interest on any amount thereof is rescinded or must otherwise be restored by any Lender or any Agent upon the bankruptcy or reorganization of AMCEH or otherwise.

(e)             In furtherance of the foregoing and not in limitation of any other right which any Lender or any Agent has at law or in equity against AMCEH by virtue hereof, upon the failure of the Borrower to pay any of the AMCEH Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, AMCEH hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash, to the Agents and the Lenders an amount equal to the sum of the unpaid amount of such AMCEH Guarantor Obligations then due and owing.

(f)            AMCEH further agrees that, as between AMCEH, on the one hand, and the Agents and the Lenders, on the other hand, (x) the maturity of its AMCEH Guarantor Obligations may be accelerated as provided for in the Credit Agreement for the purposes of its Guarantee Agreement herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of its AMCEH Guarantor Obligations and (y) in the event of any such declaration of acceleration of such AMCEH Guarantor Obligations, such AMCEH Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by AMCEH for the purposes of this Guarantee Agreement.

(g)            AMCEH shall not pledge any of its assets to secure the AMCEH Guarantor Obligations.

(h)            The AMCEH Guarantor Obligations under this Guarantee Agreement shall not be Guaranteed by any other of AMCEH’s or the Borrower’s subsidiaries.

(i)              Notwithstanding any term or provision of this Guarantee Agreement, the maximum aggregate amount of the AMCEH Guarantor Obligations for which AMCEH shall be liable shall not exceed the maximum amount for which AMCEH can be liable without rendering this Guarantee Agreement, as it relates to AMCEH, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of Title 11 of the United States Code (the “Bankruptcy Code”) or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (i) to all other liabilities of AMCEH, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of AMCEH in respect of intercompany indebtedness to the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by AMCEH hereunder) and (ii) to the value of assets of AMCEH (as determined under the applicable provisions of such Fraudulent Transfer Laws).

2.            Termination, Release and Discharge

AMCEH shall be automatically and unconditionally released and discharged from its obligations under this Guarantee Agreement, and the AMCEH Guarantor Obligations shall be automatically and unconditionally terminated on the Termination Date, and no further action by AMCEH or the Administrative Agent shall be required for the release of AMCEH or the termination of this Guarantee Agreement thereafter.

3.            Miscellaneous.

(a)            This Guarantee Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

(b)            In case any provision in this Guarantee Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)            No amendment, modification, termination or waiver of any provision of this Guarantee Agreement, and no consent to any departure by AMCEH therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and, in the case of any such amendment or modification, AMCEH. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(d)            Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to AMCEH:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, KS 66211
Attn: General Counsel

if to the Administrative Agent:

U.S. Bank Trust Company, National Association
214 N. Tryon Street
Charlotte, NC 28202
Attn: James A. Hanley
Email : james.hanley1@usbank.com; loan.agency@usbank.com

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attn: Gregg Bateman
Email: bateman@sewkis.com

(e)            AMCEH or the Administrative Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. All notices, approvals, consents, requests and any communications under this Guarantee Agreement and the Credit Agreement must be in writing (provided that any communication sent to the Administrative Agent must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Administrative Agent by AMCEH)) and in English. The party providing electronic instructions agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Administrative Agent, including without limitation the risk of the Administrative Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties; provided, however, that the Administrative Agent’s conduct does not constitute wilful misconduct or gross negligence, as determined by a non-appealable judgement issued by a court of competent jurisdiction.

(f)             This Guarantee Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee Agreement.

4.            Agent.

In entering this Guarantee Agreement, the Administrative Agent shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the Administrative Agent, including, without limitation, the provisions relating to the rights, protections, powers, indemnities, immunities, duties, exculpation or conduct of, affecting the liability of or otherwise affording protection to the Agent thereunder. Without limiting the generality of the foregoing and notwithstanding anything contained herein to the contrary, nothing contained in this Guarantee Agreement shall require the Administrative Agent to exercise any discretionary acts, and any provision of this Guarantee Agreement that authorize or permit the Administrative Agent to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Administrative Agent receiving Direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly required under the Credit Agreement or the other Loan Documents) to take such action or exercise such rights

IN WITNESS WHEREOF, the parties have caused this Guarantee Agreement to be duly executed as of the date first written above.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Guarantee Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Alexandra Rhyne
	Name:	Alexandra Rhyne
	Title:	Vice President

[Signature Page to Guarantee Agreement]